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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 7, 2005
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                          JAVELIN PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


              Delaware                 0-31114                 88-0471759
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                     Identification No.)

       130 West 42nd Street, 12th Floor, New York, New York       10036
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           (Address of principal executive offices)             (zip code)


        Registrant's telephone number, including area code -   (212) 554-4550

                                       N/A
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          (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02.  UNREGISTERED SALE OF EQUITY SECURITIES
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     On November 7, 2005, we, Javelin Pharmaceuticals, Inc., closed (the
"Closing") the sale of (i) 14,222,215 shares (the "Shares") of our common stock, par value $0.001 per share (the "Common Stock"), and (ii) common stock purchase warrants (the "Warrants") to purchase 711,111 shares of Common Stock, at an aggregate purchase price of $31,999,984 to 29 purchasers, consisting of institutional investors and existing stockholders (the "Placement"). The Warrants are exercisable at a price of $2.25 per share, subject to customary anti-dilution provisions, for an exercise period of five years. As of such date and after giving effect to the sale of such Shares in the Placement, 40,404,976 shares of our Common Stock were issued and outstanding.

     As part of the Placement, we entered into Registration Rights Agreements with the purchasers pursuant to which we agreed to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the resale of their Shares and the Common Stock underlying their Warrants. The registration statement is to be filed within thirty days of the Closing, and it must be declared effective by the Securities and Exchange Commission by the sixtieth day following the Closing. However, if the registration statement is reviewed by the SEC, the required effective date is extended to the earlier to occur of (a) the fifth business after the SEC advises us that the SEC has no further comments to the registration statement or (b) the 120th calendar day following the Closing. If we cannot meet these deadlines then we are obligated to pay certain specified liquidated damages amounts to the purchasers under the Registration Rights Agreement.

     The net proceeds of the Placement, estimated at $29,800,000 after placement fees and expenses, will be utilized for the continued development of our product candidates and general working capital purposes. We estimate that these net proceeds should fulfill our capital needs through December 31, 2006.

     We had retained Rodman & Renshaw, LLC and Riverbank Capital Securities, Inc. (the "Placement Agents") to serve as placement agents for the Placement. For their services, the Placement Agents received a cash placement fee of $1,919,999, warrants to purchase 853,333 shares of Common Stock at an exercise price of $2.48 per share exercisable for five years, and $35,000 as an expense reimbursement.

     Three of the institutional investors each has observer rights to attend the meetings of our Board of Directors so long as it owns shares it purchased in the Placement.

     The offer and sale of the securities in the Placement was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the Placement, including the representations and warranties made by the purchasers in the Securities Purchase Agreement for the Placement and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the Shares and the related Warrants.


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     We had announced our entry into the Securities Purchase Agreements by a press release issued on November 3, 2005.

     For more information regarding the Placement summarized above, reference is made to the Exhibits filed with this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------


     (c)    Exhibits

            4.1      Form of Common Stock Purchase Warrant, dated November 7,
                     2005.

            4.2      Placement Agent Warrant Agreement,
                     dated November 7, 2005.

            10.1 Form of Securities Purchase Agreement (with schedules), dated November 3, 2005, by and among the Company and the purchasers.

            10.2 Form of Registration Rights Agreement, dated November 7, 2005, by and among the Company and the purchasers.

            99.1     Press Release, dated November 8, 2005.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             JAVELIN PHARMACEUTICALS, INC.


                                             By:/s/ Daniel B. Carr
                                                --------------------------------
                                                Daniel B. Carr, MD
                                                Chief Executive Officer


Dated:  November 8, 2005


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                                  EXHIBIT INDEX
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EXHIBIT
-------
NUMBER   EXHIBIT
------   -------

4.1      Form of Common Stock Purchase Warrant, dated November 7, 2005.

4.2      Placement Agent Warrant Agreement, dated November 7, 2005.

10.1 Form of Securities Purchase Agreement (with schedules), dated November 3, 2005, by and among the Company and the purchasers.

10.2 Form of Registration Rights Agreement, dated November 7, 2005, by and among the Company and the purchasers.

99.1     Press Release, dated November 8, 2005.


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